EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-60243 and 333-79915) and Registration Statements (Form S-8 Nos. 33-47003, 33-92376, 333-43781, 333-59709 and 333-80261) pertaining to the
1990 Stock Plan and in Registration Statements (Form S-8 Nos. 33-75372 and 33-92374) pertaining to the Employee Stock Purchase Plan of Insignia Systems, Inc. of our report dated February 18, 2000, with respect to the financial statements and schedule of Insignia Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                     /s/Ernst & Young, LLP


Minneapolis, Minnesota
March 24, 2000


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